Exhibit 10.12




                                 March 22, 1999



Mr. Martin M. Pollak
16 Springwood Path
Syosset, NY 11791

Dear Martin:

         Reference is made to the Agreement, dated December 29, 1998 (the "Agreement"), among GP Strategies Corporation (the "Company"), Jerome I. Feldman ("Feldman") and Martin M. Pollak ("Pollak"). All capitalized terms shall have the meanings set forth in the Agreement.

         The Company, Feldman and Pollak hereby agree as follows:

1. All references to "cashless" exercise in the Agreement are hereby amended to mean a transaction whereby Pollak shall pay the exercise price of the options being exercised by delivering to the Company shares of Common Stock (the "Delivered Shares") (all such shares having been held by Pollak for at least six months) with a market value (based on the Average Closing Price on the Cashless Exercise Date) equal to the exercise price of the options being exercised and shall receive the number of shares of Common Stock of the Company with a market value equal to the sum of (i) the Spread and
                  (ii) the market value of the Delivered Shares.

2. In the event that the Company commences the process of preparing a registration statement for a public offering of its shares (the "Offering") on or prior to April 15, 1999, which shall be evidenced by an "organizational" meeting (the "Organizational Meeting") of the working group of lawyers, accountants, investment bankers and others involved in the proposed transaction, as well as other customary actions, then:

a. Within ten business days after the Organizational Meeting, Pollak shall deliver a written notice to the Company indicating the number of shares of Common Stock (including shares of Common Stock issuable upon exercise of options) that he desires to have included in the Offering, which number shall be not less than 100,000 shares and not more than 20% of the number of shares to be sold by the Company in the Offering. Subject to paragraphs 2b, 2d and 2e, the Company shall include in the Offering such number of shares of Common Stock owned by Pollak;

b. In the event that the managing underwriter or underwriters advise the Company in writing that it is impracticable to include all shares of Common Stock in the Offering, then any reduction in the number of shares shall be on pro rata basis between the Company and Pollak, based on the number of shares requested to be so included in the Offering by the Company and Pollak;

c. Pollak shall be entitled to all customary piggy-back registration rights with respect to the Offering including, without limitation, receipt of written opinions, comfort letters and indemnification rights;

d. Pollak shall furnish such customary information and enter into such customary agreements, including customary "lock-up" agreements, in connection with the Offering as the Company or the managing underwriter or underwriters may reasonably request;

e. The Company shall consummate the Offering on or after July 5, 1999, provided that in the event that the staff of the Securities and Exchange Commission (the "SEC") chooses not to review the registration statement and the Company and the managing underwriter or underwriters jointly determine that the Offering shall be consummated on or prior to June 15, 1999, then none of Pollak's shares shall be included in the Offering and Pollak shall have the right to sell to the
                  Company (the "Put Right"), and the Company shall have the right to purchase from Pollak (the "Call Right"), on the terms and conditions set forth below, the number of shares of Common Stock that Pollak had requested to be included in the Offering (as provided in Section 2a hereof), subject to any reduction as provided in Section 2b hereof, at a price per share equal to the public offering price in the Offering less underwriter's fees and commissions, provided that the Call Right may not be exercised by the -------- Company unless the price per share in the public offering is equal to at least $15 per share; and

f.               During the period of ten business days  commencing on the date the Offering is consummated (the "Offering Consummation Date"), the Company may exercise the Call Right by written notice to Pollak, or Pollak may exercise the Put Right by written notice to the Company, provided that no such exercise shall take -------- place in violation of applicable law. On the business day after the day the Put Right or Call Right is exercised, Pollak shall deliver to the Company original stock certificates representing the number of shares of Common Stock subject to the Put Right or Call Right, as the case may be, and stock powers with respect thereto, and the Company shall deliver to Pollak the purchase price for such shares in immediately available funds.

3. In the event that (i) the Company does not hold an Organizational Meeting to commence the process of preparing a registration statement prior to April 15, 1999, or (ii) the Offering Consummation Date is not prior to July 31, 1999, then the Company shall file with SEC a registration statement on Form S-3 on or prior to April 16, 1999 (or, August 15, 1999, in the case of clause (ii)) relating to the resale of 100,000 shares of Common Stock owned by Pollak. At the request of Pollak, at any time on or after September 1, 1999, the Company shall also file with the SEC up to two additional registration statements on Form S-3 relating to shares of Common Stock owned by Pollak. The Company shall use its reasonable best efforts to have each such registration statement declared effective as promptly as practicable after filing and to maintain the effectiveness of such registration statement until the earlier of the disposition by Pollak of the Pollak Shares registered thereunder or the date on which Pollak is eligible to sell any Pollak Shares registered thereunder still held by him pursuant to Rule 144(k) under the Securities Act (or any successor rule). The Company shall pay all expenses of each such registration statement; provided, that Pollak shall be responsible for any brokerage or underwriting fees or commissions and any counsel or -------- advisors representing him. Pollak will give the Company notice at least five business days prior to any sale of Pollak Shares and will sell all Pollak Shares in an orderly manner so as to minimize any disruption of the trading market caused by such sales. This provision shall replace Section 11 of the Agreement, which is hereby deleted in its entirety.

4. The Company represents and warrants that (a) this letter agreement and the transactions contemplated hereby have been approved by all necessary corporate action and that the Put Right and the Call Right have been approved by its Board of Directors, and (b) the execution, delivery and performance of this letter agreement by the Company will not violate, result in a breach of, conflict with, or (with or without the giving of notice of the passage of time or both) entitle any party to terminate or call a default under, any agreement to which the Company is a party. In addition, the Company represents and warrants that the termination of Pollak's employment with the Company will not accelerate the expiration date, result in a termination or otherwise affect any of his options so long as Pollak remains a consultant with the Company.

5. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as the other parties may reasonably request to effectuate the purposes of this letter agreement.

6. Except as specifically amended hereby, the Agreement shall remain in full force and effect as originally executed. This letter agreement may be modified only by a written instrument duly executed by the party to be charged.

7. Any waiver by any party of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of a party to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement. Any waiver must be in writing. Pollak hereby waives any and all breaches by the Company of Section 11 of the Agreement.

8. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and the respective assigns, heirs, and personal representatives of the individual parties hereto.

9. If any provision of this letter agreement is invalid, or unenforceable, the balance of this letter agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

10. The Company will promptly reimburse Pollak for his reasonable legal fees and expenses incurred in connection with this letter agreement, as well as reasonable legal fees and expenses in connection with the Offering, provided that Pollak shall be obligated to pay all broker or underwriters fees and commissions in connection with shares sold by him in the Offering.

11. This letter agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this letter agreement (except as provided in Section 9).

         If you are in agreement with the foregoing, please deliver a copy of this letter to the undersigned, whereupon this letter shall become a binding agreement between us.

                                   Sincerely,


                                   ------------------------------
                                   Jerome I. Feldman


                                   GP STRATEGIES CORPORATION


                                   By:____________________________


         The foregoing is hereby Agreed to as of the date hereof:




         -----------------------------
         Martin M. Pollak